For period ended 10-31-02
Registrant Name: American AAdvantage Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transaction was effected by the Large Cap Growth Fund:

Security:                  CIT Group
Date of Purchase:          07/01/02
Date Offering commenced:   07/01/02
Purchase price:            23.00
Commission:                .0000
Securities acquired from:  Goldman Sachs
Affiliated Underwriter:    J.P. Morgan Securities
Amount purchased:          18400
Total offering:            200000000


The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Aluminum Corp. of China
Date of Purchase:          12/06/01
Date Offering commenced:   12/06/01
Purchase price:            1.38 HK
Commission:                .0000
Securities acquired from:  Warburg Dillon Reed
Affiliated Underwriter:    Morgan Stanley
			   China International Equity
Amount purchased:          285660
Total offering:            2329412000

Security:                  Companhia Vale do Rio Doce
Date of Purchase:          03/20/02
Date Offering commenced:   03/20/02
Purchase price:            24.50
Commission:                .0000
Securities acquired from:  Lazard Freres & Co.
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          2450
Total offering:            68511164